UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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COMVERSE TECHNOLOGY, INC.
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FOR IMMEDIATE RELEASE

COMVERSE ISSUES RESPONSE TO CADIAN

Urges Shareholders to Vote FOR the Board’s Nominees at the 2011 Annual Meeting of Shareholders

NEW YORK, Nov. 9, 2011 – Comverse (Nasdaq: CMVT), a global leader in BSS, mobile Internet and value-added services, today issued the following statement in response to Cadian’s press release dated November 9, 2011:

“Over the past five years, the Comverse Board of Directors has guided the Company through a series of complex challenges that were not of its own making. In addition to diligently working to resolve the Company’s legacy compliance and financial issues, the Board has also implemented a number of initiatives to enhance Comverse’s governance. This Board has the right skills, relevant experience and crucial institutional knowledge to guide Comverse into the future, and remains focused on creating value through continued operational improvements and strategic initiatives.”

The Comverse Board of Directors recommends that you vote your shares FOR the election of each of its director nominees – Raz Alon, Susan D. Bowick, Charles J. Burdick, Robert Dubner, Joseph O’Donnell, Augustus K. Oliver, Theodore H. Schell and Mark C. Terrell at the 2011 Annual Meeting of Shareholders.

Shareholders who need assistance voting their shares should call D.F. King & Co., Inc. at (212) 269-5550 (call collect) or (800) 859-8511 (toll-free).

About Comverse

Comverse Technology, Inc., (NASDAQ: CMVT) through its Comverse, Inc. subsidiary is the world’s leading provider of software and systems enabling converged billing and active customer management, mobile Internet, and value-added services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. The company’s innovative product portfolio enables communication service providers to unleash the value of the network for their customers by making their networks smarter. Other Comverse Technology subsidiaries include: Verint Systems Inc. (NASDAQ: VRNT), a leading provider of Actionable Intelligence solutions and services for enterprise workforce optimization and security intelligence and Starhome, a leading global provider of mobile roaming solutions and services that maximize revenues for mobile operators by enhancing roaming services.

Contact

Paul D. Baker

Comverse Technology, Inc.

paul.baker@cmvt.com

(212) 739-1060